AGREEMENT

     THIS AGREEMENT made this 12th day of October 1994, between BRUCE A PASTORIUS, hereinafter referred to as "ASSIGNOR", and HOLOGRAPHICS, INC., a Nevada corporation, hereinafter referred to as "ASSIGNEE".

     WHEREAS, ASSIGNOR is the owner of assignment rights to certain patents more particularly described in Exhibit "A" attached hereto and made a part hereof, and

     WHEREAS, ASSIGNEE desires to acquire said assignment rights in furtherance of ASSIGNEE's commercial enterprises including, but not limited to, the rapid verification of identification documents;

      NOW, THEREFORE, it is agreed that:

             1. ASSIGNEE will issue ASSIGNOR, ONE MILLION FOUR HUNDRED THOUSAND (1,400,000) shares of common stock of ASSIGNEE upon the execution of this Agreement.

             2. ASSIGNOR agrees to assign to ASSIGNEE, all of his right, title and interest in and to his assignment rights in the patents listed in Exhibit "A" attached hereto and made a part hereof.

             3. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

             4. No assignment of this Agreement or any right accruing hereunder shall be made in whole or in part by any party hereto without the prior written consent of the other party.

             5. This Agreement shall be binding upon and enure to the benefit of the heirs, executors, successors and assigns of the respective parties hereto.

             IN WITNESS WHEREOF, the parties hereto have executed this document on the date hereinabove set forth.


                                    /s/ Bruce A. Pastorius
                                    BRUCE A. PASTORIUS, ASSIGNOR



                                    /s/ Bruce A. Pastorius
                                    by: Bruce A. Pastorius, President
                                         HOLOGRAPHICS, INC., ASSIGNEE

                                  EXHIBIT"A"

                                   Patents
                                   -------

      1. Patent Number 5,095,194 issued by the United States Patent and Trademark Office dated March 10, 1992 for HOLOGRAPHIC CREDIT CARD WITH AUTOMATICAL AUTHENTIFICATION AND VERIFICATION.

      2. Patent application dated July 27, 1993, Serial Number 08/097,530 for METHOD AND SYSTEM FOR MULTIPLE ACCESS HOLOGRAPHIC CARD.

                                  ASSIGNMENT

     I, JOSEPH S. BARBANELL, now residing San Francisco, California of the United States of America, for good and valuable consideration, receipt of which is hereby acknowledged, have assigned and do hereby assign to BRUCE A. PASTORIUS, an individual residing at 4669 Hillside Drive Castro Valley, California 94546 (hereinafter referred to as Assignee) his successors, assigns and legal representatives, my ENTIRE RIGHTS, TITLES, and INTERESTS, including without limitation any and all powers, options and past, present or future contract rights in, of and to the subject matter invented by me and disclosed and claimed in the following grants of LETTERS PATENT and APPLICATIONS for grants of LETTERS PATENT of the United States of America and any and all contracts:

            1. LETTERS PATENT NO. 5,095,194, issued by the UNITED STATES OF AMERICA on March 10, 1992, entitled: HOLOGRAPHIC CREDIT CARD WITH AUTOMATIC AUTHENTICATION AND VERIFICATION on Application Serial No. 420,816, filed with the United States Department of Commerce, Patent and Trademark Office on OCTOBER 12,1987, and in and to any and all divisions, reissues, continuations and extensions thereof;

            2. LETTERS PATENT NO. 5,138,468, issued by the UNITED STATES OF AMERICA on August 11, 1992, entitled: KEYLESS HOLOGRAPHIC LOCK on Application Serial No. 473,89O filed with the United States Department of Commerce, Patent and Trademark Office on February 2,1990, and in and to any and all divisions, reissues continuations and extensions thereof; and

            3. PATENT APPLICATION entitled: METHOD AND SYSTEM FOR MULTIPLE ACCESS HOLOGRAPHIC CARD, Application Serial No. 08/097,530, filed by me on JULY 27, 1993 with the United States Department of Commerce, Patent and Trademark Office; and in and to any and all divisions, reissues, continuations and extensions thereof, and in and to all corresponding applications for Letters Patent and all Convention and Treaty Rights of any kind, in all countries throughout the world, for all such subject matter.

      I hereby authorize and request that the Patent Office Officials in the United States and any and all foreign countries issue any and all of such Letters Patent or similar documents, when granted, to such Assignee, as the owner of the entire right, title and interest in, of and to the same, for the sole use and enjoyment of the Assignee, and his successors and assigns.


         ASSIGNMENT OF TITLE TO PATENT AND PATENT APPLICATIONS - PAGE 1 OF 2

    I further direct all attorneys, who may have possession of any documents, records and writings reflecting work performed and/or conducted on my behalf relating in anyway to the Patent Applications and Grants of Letters Patent identified above to correspond with and to surrender possession of such documents, records and writings to the Assignee, and his successors and assigns upon demand.

      In testimony whereof, I have hereunto set my hand this 17th day of March, 1995 in SAN FRANCISCO, California.


                                Signature: /s/ Joseph Barbanell
                                Inventor: JOSEPH S. BARBANELL, Ph.D
                                Residence: San Francisco, California 95363

STATE OF CALIFORNIA      :
                         :SS
COUNTY OF SAN FRANCISCO  :

     On this 17th day of MARCH 1995, before me, a Notary Public in and for the State of California, personally appeared JOSEPH S. BARBANELL Ph.D., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed same in his authorized capacity, and that by his signature on the instrument, the person, or entity, upon behalf of which the person acted, executed the instrument.

     Witness my hand and official seal.

                                     /s/ H.M.T. Najmabadi
                                     Notary Public, State of California
(SEAL)                               My commission expires:

                                      <Stamped with notary seal of:
                                       H.M.T. Najmabadi
                                       Comm. #963556
                                       Notary Public - California
                                       City & County of San Francisco
                                       My comm. Expires Arpil 5, 1996>


     ASSIGNMENT OF TITLE TO PATENT AND PATENT APPLICATIONS - PAGE 2 OF 2

                                  ASSIGNMENT

     We, DAN CIFELLI, and GARY ZELLERBACH represent and warrant that we have the entire right, title and interest in those certain LETTERS PATENT NO. 5,138,468, issued by the UNITED STATES OF AMERICA on August 11, 1992, entitled: KEYLESS HOLOGRAPHIC LOCK on Application Serial No. 473,890 filed with the United States Department of Commerce, Patent and Trademark Office on February 2,1990, and in and to any and all divisions, reissues, continuations and extensions thereof pursuant an ASSIGNMENT recorded July 20, 1992 at Reel 6192 Frame 0186 in the Assignment Records maintained by the United States Patent Office from 3D DAN, INC., a California corporation, which held title to same pursuant an ASSIGNMENT recorded at Reel 5227 Frame 764 in the Assignment Records maintained by the United States Patent Office from JOSEPH S. BARBANELL, Ph.D., the inventor.

    We, DAN CIFELLI, and GARY ZELLERBACH, for good and valuable consideration, receipt of which is hereby acknowledged, have assigned and do hereby assign to BRUCE A. PASTORIUS an individual residing at 4669 Hillside Drive Castro Valley, California 94546 (hereinafter referred to Assignee) his successors, assigns and legal representatives, my ENTIRE RIGHT, TITLE, and INTEREST, including without limitation, any and all powers, options and past, present or future contract rights in, of and to the subject matter invented by me and disclosed and claimed in the LETTERS PATENT of the United States of America NO. 5,138,468, issued by the UNITED STATES OF AMERICA on August 11, 1992, entitled: KEYLESS HOLOGRAPHIC LOCK on Application Serial No. 473,890 filed with the United States Department of Commerce Patent and Trademark Office on February 2,1990, on behalf of Inventor, JOSEPH BARBANELL and in and to any and all divisions, reissues, continuations and extensions thereof.

    I hereby authorize and request that the Patent Office Officials in the United States and any and all foreign countries issuing any and all of such Letters Patent or similar documents of related or connected with the identified Letters Patent to issue same to such assignee, as the owner of the entire right, title and interest in, of and to the same, for the sole use and enjoyment of the Assignee, and his successors and assigns.

    I further direct all attorneys, who may have possession of any documents, records and writings reflecting work performed and/or conducted relating in anyway to the Patent Applications and Grant of Letters Patent identified above to correspond with and to surrender possession of such documents, records and writings to the Assignee, and his successors arid assigns upon demand.

     In testimony whereof, I have hereunto set my hand this 24th day of March 1995 in Concord, California.

Signature:  /s/ Dan Cifelli               /s/ Gary Zellerbach
Assignor:   DAN CIFELLI                       GARY ZELLERBACH
Residence:

STATE OF CALIFORNIA         )
                            )  SS.
COUNTY OF CONTRA COSTA     )

    On this 24th day of March, 1995, before me Notary Public in and for the State of California, personally appeared DAN CIFELLI and GARY ZELLERBACH who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed same in their authorized capacities, and that by their signatures on the instrument, the persons, or entity, upon behalf of which the persons acted, executed the instrument.

     Witness my hand and official seal.

<Notary Seal:                               /s/Victoria Brown
 VICTORIA BROWN                             ---------------------
 Comm. # I080728                            Notary Public, State of California
 NOTARY Public California                   My commission expires: June 19
 Contra Costa County
 Commissin expires Jun 19, 1998>


_____________________________________________________________________________
     ASSIGNMENT OF TITLE TO PATENT AND PATENT APPLICATIONS - PAGE 1 OF 1

                                AGREEMENT FOR
                  ASSIGNMENT OF U.S. PATENT NUMBER 5,138,468

    THIS AGREEMENT made this 28th day of May, 1996, between BRUCE A. PASTORIUS, hereinafter referred to as "Assignor", and APPLIED PRECISION TECHNOLOGY, INC., a Nevada Corporation, hereinafter referred to as "Assignee".

     WHEREAS, Assignor is the owner of assignment rights to U.S. Patent Number 5,138,468, more particularly described in Exhibit "A" attached hereto and made a part hereof; and

     WHEREAS, Assignee desires to acquire said assignment rights in furtherance of Assignee's commercial enterprises including, but not limited to, the rapid verification of an individual's identity in a cardless system, specifically for computer security access and on-line financial transaction approvals;

     NOW, THEREFORE, it is agreed that:

     1. Assignee will pay to Assignor the sum of $250,000 on or before September 30, 1996. The due date may be extended for up to 12 months pending the amount of funds to be raised by Assignee through its $1,000,000 private placement offering to expire on August 31, 1996.

     2. Upon payment of the sum of $250,000 and completion of the assignment of subject U.S. Patent Number 5,138,468 by Assignor to Assignee, Assignor will issue to Bruce A. Pastorius or his direction 2,140,000 shares of common stock in Assignee.

     3. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

    4. The Assignee may not assign this Agreement without the written consent of the Assignor.

    5. This Agreement shall be binding upon and enure to the benefit of the heirs, executors, successors and assigns of the respective parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this document on the date set out above. This Agreement may be entered into in counterparts by facsimile as though an original document.

                                          /s/ Bruce A. Pastorius
                                          --------------------------------
                                          Bruce A. Pastorius, Assignor

                                          /s/ James D. Homer
                                          --------------------------------
                                          James D. Homer, Secretary
                                          Advanced Precision Technology, Inc.

                                  ASSIGNMENT

    I, BRUCE A. PASTORIUS, now residing Livermore, California of the United States of America, for good and valuable consideration, receipt of which is hereby acknowledged, have assigned and do hereby assign to ADVANCED PRECISION TECHNOLOGY, INC., a Nevada Corporation, doing business at 61-B Rickenbacker Circle, Livermore, CA 94550 (hereinafter referred to as Assignee) its successors, assigns and legal representatives, my ENTIRE RIGHTS, TITLES, and INTERESTS, including without limitation, any and all powers, options and past, present or future contract rights in, of and to the subject matter disclosed and claimed in the following grants of LETTERS PATENT and APPLICATIONS for grants of LETTER PATENTS of the United States of America and any and all contracts:

    1. LETTERS PATENT NO. 5,095,194, issued by the UNITED STATES OF AMERICA on March 10, 1992, entitled: HOLOGRAPHIC CREDIT CARD WITH AUTOMATICAL AUTHENTICATION AND VERIFICATION on Application Serial No. 420,816, filed with the United States Department of Commerce, Patent and Trademark Office on OCTOBER 12, 1987, and in and to any and all divisions, reissues, continuations, and extensions, thereof;

    2. LETTERS PATENT NO. 5,138,468, issued by the UNITED STATES OF AMERICA on August 11, 1992, entitled: KEYLESS HOLOGRAPHIC LOCK on Application Serial No. 473,890, filed with the United States Department of Commerce, Patent and Trademark Office on FEBRUARY 2, 1990, and in and to any and all divisions, reissues, continuations, and extensions, thereof;

     3. PATENT APPLICATION entitled: METHOD AND SYSTEM FOR MULTIPLE ACCESS HOLOGRAPHIC CARD, Application Serial No. 08/097,530, filed JULY 27, 1993 with the United States Department of Commerce, Patent, and Trademark Office; and in and to any and all divisions, reissues, continuations and extensions thereof, and in and to all corresponding applications for Letters Patent and all Convention and Treaty Rights of any kind, in all countries throughout the world, for all such subject matter.

    I hereby authorize and request that the Patent Office Officials in the United States and any and all foreign countries issue any and all of such Letters Patent or similar documents, when granted, to such Assignee, as the owner of the right, title and interest in, of and to the same, for the sole use and enjoyment of the Assignee, and its successors and assigns. In testimony whereof, I have set my hand this 15th day of December, 1999 in LIVERMORE, California.

          Signature: /s/ Bruce A. Pastorius
          Assignor: Bruce A. Pastorius
          Residence: Livermore, CA 94550

Accepted by: /s/ James D. Homer
             James D. Homer, Secretary,
Assignee:    ADVANCED PRECISION TECHNOLOGY, INC.